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                                                                   EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Board of Directors
Aviall, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions.



                                                      /s/ KPMG Peat Marwick LLP
                                                          KPMG PEAT MARWICK LLP

Dallas, Texas
May 14, 1996